Exhibit 99.1

For Immediate Release	Contact:	Laura Feragen Star Group 215-793-0310 lferagen@stargroup1.com

CAPSALUS CORP. COMPLETES PURCHASE
OF GENEWIZE LIFE SCIENCES, INC.

Acquires bioscience marketing company specializing in consumer genomics

ATLANTA – Feb. 16, 2012 – Capsalus Corp. (OTCBB:WELL) has completed the acquisition of the stock  of GeneWize Life Sciences, Inc., the wholly-owned direct-selling subsidiary of GeneLink Biosciences, Inc. (OTCBB:GNLK), a leader in consumer genomics. The deal will provide immediate revenues.

Noteworthy participants in this transaction included Fidelity Holdings, Inc., Wharton Equity Partners, and Gene Elite, LLC, a private investor consortium. With their collective involvement, Capsalus plans to bring not only financial support to GeneWize, but also hands-on operational expertise and strategic development opportunities.

Earning the distinction as the first network sales company to focus on providing individually customized nutritional formulations based on a consumer's personal DNA assessment, GeneWize secures Capsalus’ stake in the combined $20 billion market of skin care, weight management and wellness supplements in the U.S.

From the outset, GeneWize is expected to be a key driver in significantly enhancing Capsalus shareholder value in the near term.  What’s more, the acquisition of GeneWize adds to Capsalus’ track record of sourcing opportunities and consummating investments in promising enterprises offering innovative products and services in fast-growing segments of the health and wellness sectors.

“Considering their current outstanding performance in the market combined with our operating capabilities, professional resources and financial support, we are well-positioned for rapid expansion,” said Steven M. Grubner, interim CEO of Capsalus, which provides operating infrastructure, strategic pathways and financial support to developing visionary partners in the health and wellness multi-level marketing arena.

Added GeneWize’s COO Sharon Tahaney, “What we had hoped for when we embarked on this exploration is being realized in terms of overall business optimization potential. With this deal we are bringing together extraordinary science and business expertise to take our company to the next level through a distinctly robust strategy combining consumer genetics with social marketing.”

GeneWize is a significant addition to the family of Capsalus’ companies across the consumer products, healthcare, media and technology industry spectrum, including Wish Upon a Hero, the world’s largest online social helping network, connecting people in need with people who can help; Guava Healthcare, specializing in customized in-home, non-medical and medical staffing and services to clients across the age spectrum, listed among Entrepreneur's “Franchise 500” this year and last; and White Hat Brands, an emerging player in the branded consumer products market.

For more information about Capsalus, contact 888-400-7179, or visit www.capsalus.com.

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Capsalus Corp. (www.capsalus.com) partners with and acquires visionary enterprises in the health and wellness space producing progressive, broad-based solutions for better physical, nutritional and emotional health worldwide. Capsalus, which derives its name from “Salus,” the Roman goddess of health and prosperity, works with companies in varying stages of development, from consumer products to media and technology and biotechnology. It provides operating infrastructure, strategic pathways and financial support to get them to the mass market quickly and efficiently.

GeneLink Biosciences, Inc. (www.genelinkbio.com) is an 18-year old leading biosciences company specializing in consumer genomics. GeneLink’s patented technologies include proprietary DNA assessments linked to personalized health, beauty and wellness applications and products. Its DNA assessments provide information that enables the customization of nutritional and skincare products designed and manufactured to fulfill each individual consumer’s wellness needs.

GeneWize Life Sciences, Inc. (www.genewize.com) is a beauty and wellness network marketing DNA customized nutritional supplements, skin care and gene modulating weight management products through self-directed businesses.  Its LifeMap Nutrition System™, Healthy Aging Assessment™ and LifeMap Skin Care System™ offer a revolutionary new scientific approach to delivering formulations that truly address individual needs based on a consumer’s personal genetic assessment. GeneWize is committed to delivering the highest quality, scientifically proven health, beauty and wellness products.  The company’s mission is to empower individuals to take personal responsibility and control of their health.

Forward-looking Statements
This news release may contain “Forward-looking Statements” within the meaning of Section 21E of the United States Securities Exchange Act, as amended.  All statements in this news release, other than statements of historical fact, are forward-looking statements that involve various risks and uncertainties.  There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements.  This notice expressly qualifies all forward-looking statements in this news release.